State of Utah                   Application for
                            CERTIFICATE OF AUTHORITY
                        COOKIE CUP INTERNATIONAL

               FILINC FEE: $75.00/SEND COMPLETED FORM IN DUPLICATE

 Must be typewritten:

1. A cor~ration of the state of Nevada, incorporated 11th day of May
1987.

2. The corporations period of duration is perpetual.

3. The address of the corporation's principal office is:
     455 East Fifth South, Suite #205, Salt Lake City, Utah 84111

4. The registered agent in Utah, is Branden R. Burningham
   The street address of the registered office in Utah, is:
      455 East Fifth South, Suite #205, Salt Lake City, Utah 84111

5. The business purposes to be pursued in Utah, are: general business

6. The corporation commenced or intends to commence business in Utah on:
      Upon filing of this application.

7. The names and addresses of the corporation's directors and officers are:

   Director Charles Johnson, 3255 South 8820 West, Magna, Utah 84044

   President Charles Johnson, 3255 South 8820 West, Magna, Utah 84044 Vice President
   Secretary Charles Johnson, 3255 South 8820 West, Magna, Utah 84044 Treasurer Charles Johnson, 3255 South 8820 West, Magna, Utah 84044

8. A certification of Good Stantling from the State of Incorporation dated no earlier than ninety (90) days prior to filing with this office is attached to this application.

9. The corporalion shall use as its name in Utah. Cookie Cup
International
   (The corporation shall use its name as set forth at the top of this form unless this name is not available for use in Utah.)
   Under penalties of perjury, I declare that this   The undersigned
                                                     hereby accepts
   application for Certificate of authority has been appointment as
                                                     Registered Agent for
   examined by me and is, to the best off my         the above named
   knowledge and belief, true, correct and complete. corporation.
                                                     By:/s/ Branden T.
 STATE OF UTAH                                       Burningham
DIVISION OF CORPORATIONS
AND COMMERCIAL CODE             By: /s/Charles Johnson
160 E. 300 SOUTH/BOX 45801      Title: President
SLC, UT 84145-0801              Dated: July 10, 1996
(801) 530-4849